Exhibit 99.2

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

This Amendment No. 3 to Employment Agreement entered into as of March 27, 2015 (this “Amendment”), between Ronald H. Spair (“Employee”) and OraSure Technologies, Inc., a Delaware corporation (the “Company”).

WHEREAS, the parties have previously entered into an Employment Agreement, dated as of July 1, 2004, as amended (the “Original Agreement”), and desire to amend the Original Agreement as more fully set forth herein.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1.	Golden Parachute Excise Tax. Section 10 of the Original Agreement is hereby deleted in its entirety and all subsequent Sections and cross references are renumbered accordingly.

2.	Effect of Amendment. Except as amended hereby, the Original Agreement shall remain in full force and effect. All references to the “Agreement” shall hereafter be deemed to mean the Original Agreement as amended by this Amendment.

3.	Counterparts and Facsimiles. This Amendment may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

4.	Governing Law. This Amendment shall be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regards to the application of the principles of conflicts of laws.

The parties have executed this Amendment as of the date indicated above.

ORASURE TECHNOLOGIES, INC.

/s/ Ronald H. Spair	By:	/s/ Douglas A. Michels
Ronald H. Spair
	Title:	President and Chief Executive Officer

	Name:	Douglas A. Michels